Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-25649 on Form S-8 of our report dated March 7, 2022, relating to the consolidated financial statements of Diamond Offshore Drilling, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 7, 2022